As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-188368

Registration No. 333-106007

Registration No. 333-104828

Registration No. 333-96541

Registration No. 333-87736

Registration No. 333-67370

Registration No. 333-59380

Registration No. 333-39238

Registration No. 333-94367

Registration No. 333-86611

Registration No. 333-40681

Registration No. 333-38055

Registration No. 333-26979

Registration No. 333-00391

Registration No. 033-59009

Registration No. 033-57583

Registration No. 33-52252

Registration No. 33-40295

Registration No. 33-40294

Registration No. 33-32875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188368

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106007

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104828

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96541

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-87736

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67370

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-59380

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39238

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-93467

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86611

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40681

POST-EFFECTIVE AMENDMENT NO. I TO FORM S-8 REGISTRATION STATEMENT NO. 333-38055

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-26979

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-00391

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-59009

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-57583

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-52252

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-40295

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-40294

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-32875

UNDER THE SECURITIES ACT OF 1933

JOHNSON & JOHNSON

(Exact name of registrant as specified in its charter)

New Jersey	22-1024240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

(732) 524-0400

(Address of Principal Executive Offices)

JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

JOHNSON & JOHNSON SAVINGS PLAN FOR UNION REPRESENTED EMPLOYEES

JOHNSON & JOHNSON SAVINGS PLAN

JOHNSON & JOHNSON 2000 STOCK OPTION PLAN

SCIOS INC. 1992 EQUITY INCENTIVE PLAN

SCIOS INC. 1996 NON-OFFICER STOCK OPTION PLAN

JOHNSON & JOHNSON SAVINGS PLAN

ALZA CORPORATION TAX DEFERRAL INVESTMENT PLAN

SELFCARE, INC. EMPLOYEE STOCK PURCHASE PLAN

SELFCARE, INC. 1992 STOCK PLAN

SELFCARE, INC. 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SELFCARE, INC. AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN

STOCK OPTION GRANTS TO KEITH MAY, JEROME MCALEER AND DAVID SCOTT

INVERNESS MEDICAL TECHNOLOGY, INC. AMENDED AND RESTATED 2000 STOCK OPTION AND

GRANT PLAN INTEG INCORPORATED (FORMERLY INOMET, INC.) 1990 INCENTIVE AND STOCK

OPTION PLAN INTEG INCORPORATED (FORMERLY INOMET, INC.) 1991 INCENTIVE AND STOCK

OPTION PLAN INTEG INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

INTEG INCORPORATED 1996 DIRECTORS’ STOCK OPTION PLAN

ALZA CORPORATION AMENDED AND RESTATED STOCK PLAN

ALZA CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ALZA CORPORATION SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN

ALZA CORPORATION NONSTATUTORY STOCK OPTION PLAN

SEQUUS PHARMACEUTICALS, INC. 1987 EMPLOYEE STOCK OPTION PLAN

SEQUUS PHARMACEUTICALS, INC. 1987 CONSULTANT STOCK OPTION PLAN

SEQUUS PHARMACEUTICALS, INC. 1990 DIRECTOR STOCK PLAN

SEQUUS PHARMACEUTICALS, INC. EQUITY INCENTIVE PLAN

INNOVASIVE DEVICES, INC. 1992 STOCK OPTION PLAN

INNOVASIVE DEVICES, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

INNOVASIVE DEVICES, INC. 1996 OMNIBUS STOCK PLAN

CENTOCOR, INC. CONSULTANT NON-QUALIFIED STOCK OPTION AGREEMENTS

CENTOCOR, INC. 1983 INCENTIVE STOCK OPTION PLAN

CENTOCOR, INC. 1987 NON-QUALIFIED STOCK OPTION PLAN

CENTOCOR, INC. 1989 NON-EMPLOYEE DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

GYNECARE, INC., 1994 STOCK PLAN

GYNECARE, INC. 1995 DIRECTOR OPTION PLAN

JOHNSON & JOHNSON/BIOSENSE (ISRAEL) LTD. 1995 STOCK OPTION PLAN

JOHNSON &JOHNSON/BIOSENSE, INC. 1996 STOCK OPTION PLAN

JOHNSON & JOHNSON STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

THE CORDIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN

THE CORDIS CORPORATION DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

THE WEBSTER LABORATORIES, INC. 1992 STOCK PLAN

JOHNSON & JOHNSON 1995 STOCK OPTION PLAN

JOHNSON & JOHNSON 1991 STOCK OPTION PLAN

MITEK SURGICAL PRODUCTS, INC. 1988 STOCK OPTION PLAN

MITEK SURGICAL PRODUCTS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

JOHNSON & JOHNSON 1991 STOCK OPTION PLAN

(Full title of the plan)

Matthew Orlando

Johnson & Johnson

Corporate Secretary

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

(Name and address of agent for service)

Telephone: (732) 524-0400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Johnson & Johnson (the “Registrant”) is filing these Post-Effective Amendments (“Amendments”) to those certain Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), as follows (note that the share numbers listed below do not take into account any corporate actions, such as stock splits, taken in the interim):

1.

Registration Statement on Form S-8 (File No. 333-188368) for the registration of 20,000,000 shares of common stock of the Registrant, par value $1.00 (“shares”), issuable under the Johnson & Johnson Retirement Savings Plan, the Johnson & Johnson Savings Plan for Union Represented Employees and the Johnson & Johnson Savings Plan.

2.	Registration Statement on Form S-8 (File No. 333-106007) for the registration of 58,196,152 shares issuable under the Johnson & Johnson 2000 Stock Option Plan.

3.

Registration Statement on Form S-8 (File No. 333-104828) for the registration of 7,010,000 shares issuable upon the exercise of stock options granted under the Scios Inc. 1992 Equity Incentive Plan and the Scios Inc. 1996 Non-Officer Stock Option Plan.

4.	Registration Statement on Form S-8 (File No. 333-96541) for the registration of 50,000,000 shares issuable pursuant to the Johnson & Johnson Savings Plan.

5.	Registration Statement on Form S-8 (File No. 333-87736) for the registration of 90,000 shares issuable pursuant to the ALZA Corporation Tax Deferral Investment Plan.

6.

Post-Effective Amendment No. 1 on Form S-8 (File No 333-67370) for the registration of 2,758,151 shares issuable upon the exercise of stock options granted under the Selfcare, Inc. Employee Stock Purchase Plan, the Selfcare, Inc. 1992 Stock Plan, the Selfcare, Inc. 1994 Incentive and Nonqualified Stock Option Plan, the Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant Plan, the Stock Option Grants to Keith May, Jerome McAleer and David Scott, the Inverness Medical Technology, Inc. Amended and Restated 2000 Stock Option and Grant Plan, the Integ Incorporated (formerly Inomet, Inc.) 1990 Incentive and Stock Option Plan, the Integ Incorporated (formerly Inomet, Inc.) 1991 Incentive and Stock Option Plan, the Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan and the Integ Incorporated 1996 Directors’ Stock Option Plan.

7.

Post-Effective Amendment No. 1 on Form S-8 (File No. 333-59380) for the registration of 17,859,435 shares issuable upon the exercise of stock options granted under the ALZA Corporation Amended and Restated Stock Plan, the ALZA Corporation Amended and Restated Employee Stock Purchase Plan, the ALZA Corporation Supplemental Employee Stock Purchase Plan, the ALZA Corporation Nonstatutory Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Employee Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Consultant Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1990 Director Stock Plan and the SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan.

8.	Registration Statement on Form S-8 (File No. 333-39238) for the registration of 75,000,000 shares issuable under the Johnson & Johnson 2000 Stock Option Plan.

9.

Post-Effective Amendment No. 1 on Form S-8 (File No. 333-94367) for the registration of 183,617 shares issuable upon the exercise of stock options granted under the Innovasive Devices, Inc., 1992 Stock Option Plan, Innovasive Devices, Inc. 1996 Non-Employee Director Stock Plan and Innovasive Devices, Inc. 1996 Omnibus Stock Plan.

10.

Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 on Form S-8 (File No. 333-86611) for the registration of a total of 3,458,789 shares issuable upon the exercise of stock option granted under the Centocor, Inc. Consultant Non-Qualified Stock Option Agreements, the Centocor, Inc. 1983 Incentive Stock Option Plan, the Centocor, Inc. 1987 Non-Qualified Plan and the Centocor, Inc. 1989 Non-Employee Directors’ Non-Qualified Stock Option Plan.

11.	Registration Statement on Form S-8 (File No. 333-40681) for the registration of 130,195 shares issuable under the Gynecare, Inc. 1994 Stock Plan and the Gynecare, Inc. 1995 Director Option Plan.

12.

Registration Statement on Form S-8 (File No. 333-38055) for the registration of 819,239 shares issuable under the Johnson & Johnson/Biosense (Israel) Ltd. 1995 Stock Option Plan and the Johnson & Johnson/Biosense, Inc. 1996 Stock Option Plan.

13.	Registration Statement on Form S-8 (File No. 333-26979) for the registration of 150,000 shares issuable under the Johnson & Johnson Stock Option Plan for Non-Employee Directors.

14.

Post-Effective Amendment No. l on Form S-8 (File No. 333-00391) relating to the sale of up to 1,161,132 shares issuable upon the exercise of stock options granted under the Cordis Corporation Non-Qualified Stock Option Plan and The Webster Laboratories, Inc. 1992 Stock Option Plan.

15.	Registration Statement on Form S-8 (File No. 033-59009) for the registration of 28,000,000 shares for the Johnson & Johnson 1995 Stock Option Plan.

16.

Registration Statement on Form S-8 (File No. 033-57583) for the registration of 267,000 shares issuable upon the exercise stock options granted under the Mitek Surgical Products, Inc. 1988 Stock Option Plan and the Mitek Surgical Products, Inc. Non-Employee Director Stock Option Plan.

17.	Registration Statement on Form S-8 (File No. 33-52252) for the registration of 200,000 shares issuable pursuant to the Johnson & Johnson Savings Plan for Union Represented Employees.

18.	Registration Statement on Form S-8 (File No. 33-40295) for the registration of 13,000,000 shares issuable pursuant to the Johnson & Johnson 1991 Stock Option Plan.

19.	Registration Statement on Form S-8 (File No. 33-40294) for the registration of 2,500,000 shares issuable pursuant to the Johnson & Johnson Savings Plan.

20.	Registration Statement on Form S-8 (File No. 33-32875) for the registration of 384,937 shares issuable pursuant to the Johnson & Johnson Retirement Savings Plan.

The offerings contemplated by the Registration Statements have been terminated. In accordance with the undertaking contained in the Registration Statements (pursuant to Item 512(a)(3) of Regulation S-K), Johnson & Johnson hereby removes from registration any securities that were registered but unsold under the Registration Statements. Accordingly, these Amendments are being filed to deregister any securities covered by the above referenced plans which remain unissued as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey on this 21st day of December, 2020.

Johnson & Johnson

By:	/s/ A. Gorsky
A. Gorsky
A. Gorsky, Chairman, Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ A. Gorsky A. Gorsky	Chairman, Board of Directors Chief Executive Officer (Principal Executive Officer)	December 21, 2020

/s/ J. J. Wolk J. J. Wolk	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	December 21, 2020

/s/ R. J. Decker Jr. R. J. Decker Jr.	Controller (Principal Accounting Officer)	December 21, 2020

/s/ M. C. Beckerle M. C. Beckerle	Director	December 21, 2020

/s/ D. S. Davis D. S. Davis	Director	December 21, 2020

/s/ I. E. L. Davis I. E. L. Davis	Director	December 21, 2020

/s/ J. A. Doudna J. A. Doudna	Director	December 21, 2020

/s/ M. A. Hewson M. A. Hewson	Director	December 21, 2020

/s/ H. Joly H. Joly	Director	December 21, 2020

/s/ M. B. McClellan	Director	December 21, 2020
M. B. McClellan

Signature	Title	Date

/s/ A. M. Mulcahy	Director	December 21, 2020
A. M. Mulcahy

/s/ C. Prince	Director	December 21, 2020
C. Prince

/s/ A. E. Washington	Director	December 21, 2020
A. E. Washington

/s/ M. A. Weinberger	Director	December 21, 2020
M. A. Weinberger

/s/ N. West	Director	December 21, 2020
N. West

/s/ R. A. Williams	Director	December 21, 2020
R. A. Williams